Exhibit 2.1

140204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170380090-90
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/05/2017 12:10 PM
	Entity Number E0212492011-0

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Exchange
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article one.

MTIX, Ltd.
Name of ***acquired*** entity

England
Jurisdiction

Corporation
Entity type *

and,

Avalanche International Corporation
Name of ***acquiring*** entity

Nevada
Jurisdiction

Corporation
Entity type *

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FILING FEE: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Exchange Page 1
Revised: 1-5-15

BARBARA  K.  CEGAVSKE   Secretary  of  State   202  North  Carson  Street   Carson  City,  Nevada  89701-4201   (775)  684-5708   Website:  www.nvsos.gov   Articles  of  Exchange   (PURSUANT  TO  NRS  92A.200)   Page  2   USE  BLACK  INK  ONLY  -  DO  NOT  HIGHLIGHT ABOVE  SPACE  IS  FOR  OFFICE  USE  ONLY   )  Owner's  approval  (NRS  92A.200)  (options  a,  b  or  c  must  be  used  for  each  entity):   if  there  are  more  than  two  constituent  entities,  please  check  box  and  attach  an  8  1/2"  x  11" blank  sheet  listing  the  entities  continued  from  article  three.   (a)  Owner's  approval  was  not  required  from   Name  of  acquired  entity,  if  applicable and,  or;   [Avalanche  International  Corporation    Name  of  acquiring  entity,  if  applicable   (b)  The  plan  was  approved  by  the  required  consent  of  the  owners  of  *   IvITIX,  Ltd.   Name  of  acquired  entity,  if  applicable   and,  or,   Name  of  acquiring  entity,  if  applicable   *  Unless  otherwise  provided  in  the  certificate  of  trust  or  governing  instrument  of  a  business  trust,  an  exchange  must  be approved  by  all  the  trustees  and  beneficial  owners  of  each  business  trust  that  is  a  constituent  entity  in  the  exchange.   Nevada  Secretary  of  State  92A  Exchange  Page  2   This  form  must  be  accompanied  by  appropriate  fees. Revised: -5-15

BARBARA  K.  CEGAVSKE   Secretary  of  State   202  North  Carson  Street Carson  City,  Nevada  89701-4201 (775)  684-5708   Website:  www.nvsos.gov   Articles  of  Exchange   (PURSUANT  TO  NRS  92A.200)   Page  3   USE  BLACK  INK  ONLY  -  DO  NOT  HIGHLIGHT ABOVE  SPACE  fS  FOR  OFFICE  USE  ONLY   (c)  Approval  of  plan  of  exchange  for  Nevada  non-profit  corporation  (NRS  92A.160):   The  plan  of  exchange  has  been  approved  by  the  directors  of  the  corporation  and  by  each   public  officer  or  other  person  whose  approval  of  the  plan  of  exchange  is  required  by  the articles  of  incorporation  of  the  domestic  corporation.    Name  of  acquired  entity,  if  applicable and,  or;   Name  of  acquiring  entity,  if  applicable   4)  Location  of  Plan  of  Exchange  (check  a  or  b):    (a)  The  entire  plan  of  exchange  is  attached; or,    (b)  The  entire  plan  of  exchange  is  on  file  at  the  registered  office  of  the  acquiring corporation,  limited-liability  company  or  business  trust,  or  at  the  records  office address  if  a  limited  partnership,  or  other  place  of  business  of  the  acquiring  entity   (NRS  92A.200).   This  form  must  be  accompanied  by  appropriate  fees Nevada  Secretary  of  State  92A  Exchange  Page  3   Revised: -5-15

BARBARA  K.  CEGAVSKE   Secretary  of  State   202  North  Carson  Street Carson  City,  Nevada  99701-4201   (775)  GE14-5709   Website:  wviw.nvsoe.gov   Articles  of  Exchange   (PURSUANT  TO  NRS  92A.200)   Page  4   USE  SLACK  INK  ONLY  -  00  No-r  HIGHLIGHT ABO  VE  SPACE  IS  FOR  °Price  usEoritY   5)  Effective  data  and  time  of  filing:  (o   ional)  (must  not  be  later  than  90  days  after  the  certificate  is  tiled)   Date: August ,  2017 Time: :30  MI'   6)  Signatures  -  Must  be  signed  by:  An  officer  of  each  Nevada  corporation;  All  general  partners  of  each   Nevada  limited  partnership;  Ali  general  partners  of  each  Nevada  limited-liability  limited  partnership;  A manager  of  each  Nevada  limited-liability  company  with  managers  ore  member  If  there  are  no Managers;  A  trustee  of  each  Nevada  business  trust  (NRS  92A.230)."    If  there  are  more  than  two  constituent  entities,  please  check  box  and  attach  an  8  1/2"  x  11" n blank  sheet  listing  the  entities  continued  from  article  six.   MTIX,  Ltd.  Name  of  aCqUirerientify   Atiq  tir;;:ga  261-7- ChiefExecutive  ()nicer August  X,  2017 rifle bate   Avalanche  International  Conxwation Name  of  acquiring  entity   X Chii.trExectitive  Officer Aogagt.:*y2n17 Signature Title Rate    •  An  exchange  takes  effect  upon  filing  the  articles  of  exchange  or  upon  a  later  date  as  specified  in  the  articles, which  must  not  be  more  than  90  days  after  the  articles  are  filed  (NRS  92A.240).   "The  articles  of  exchange  must  be  signed  by  each  foreign  constituent  entity  in  the  manner  provided  by  the  law governing  it  {NRS  A,230)._  Additional  signature  blocks  may  be  added  to  this  page  or  as  an  attachment,  as  needed.   IMPORTANT:  Failure  to  include  any  of  the  above  information  and  submit  with  the  proper  fees  may  cause  this  filing  to  be  reiected.   This  form  must  be  accompanied  by  appropriate,  fens, Nevado  Secretary  of  State  92A  Exchange  Pajw  4   Revised. -5-15   BARBARA  K.  CEGAVSKE   Secretary  of  State   202  North  Carson  Street Carson  City,  Nevada  89701-4201 (775)  684-5708   Website:  www.nvsos.gov   Articles  of  Exchange   (PURSUANT  TO  NRS  92A.200)   Page  4   USE  BLACK  INK  ONLY  -  DO  NOT  HIGHLIGHT ABOVE  SPACE  IS  FOR  OFFICE  USE  ONLY   )  Effective  date  and  time  of  filing:  (optional)  (must  not  be  later  than  90  days  after  the  certificate  is  filed)   Date: August  22,  2017 Time: :30  EST   6)  Signatures  -  Must  be  signed  by:  An  officer  of  each  Nevada  corporation;  All  general  partners  of  each   Nevada  limited  partnership;  All  general  partners  of  each  Nevada  limited-liability  limited  partnership;  A manager  of  each  Nevada  limited-liability  company  with  managers  or  a  member  if  there  are  no Managers;  A  trustee  of  each  Nevada  business  trust  (NRS  92A.230):**   If  there  are  more  than  two  constituent  entities,  please  check  box  and  attach  an  8  1/2"  x  11" blank  sheet  listing  the  entities  continued  from  article  six,   F fpC,  Ltd.   Name  of  acquired  entity   x I  Chief  Executive Officer August  22,   I Signature Title Date   Avalanche  International  Corporation Name  of  acquiring  entity   x -  • Chief  Executive Officer August  22,  2017 Signature  Title Date    An  exchange  takes  effect  upon  filing  the  articles  of  exchange  or  upon  a  later  date  as  specified  in  the  articles, which  must  not  be  more  than  90  days  after  the  articles  are  filed  (NRS  92A.240).   **The  articles  of  exchange  must  be  signed  by  each  foreign  constituent  entity  in  the  manner  provided  by  the  law governing  it  (NRS  92A.230).  Additional  signature  blocks  may  be  added  to  this  page  or  as  an  attachment,  as  needed.   IMPORTANT:  Failure  to  include  any  of  the  above  information  and  submit  with  the  proper  fees  may  cause  this  filing  to  be  rejected.   This  form  must  be  accompanied  by  appropriate  fees. Nevada  Secretary  of  State  92A  Exchange  Page  4   Revised: -5-15

BARBARA  K.  CEGAVSKE   Secretary  of  State    202  North  Carson  Street Carson  City,  Nevada  89701-4201  (775)  -5708   Website:  awar.nvace.gov   Articles  of  Exchange   (PURSUANT  TO  NRS  92A.200)   Page  4   USE  BLACK  INK  ONLY  -  00  NOT  HIGHLIGHT ABOVE  SPACE  IS  FOR  OF'F'ICE  USE  ONLY   5)  Effective  date  and  time  of  filing:  (optiona)  (mud  not  be  later  than  90  days  after  liwo  certificate  is  flied)   Date:: August  22,  2017 Time: :30  EST   )  Signatures  -  Must  be  signed  by:  An  officer  of  each  Nevada  corporation;  All  general  partners  of  each   Nevada  limited  partnership;  All  general  partners  of  each  Nevada  limited-liability  limited  partnership;  A manager  of  each  Nevada  limited-liability  company  with  managers  or  a  member  if  there  are  no Managers;  A  trustee  of  each  Nevada  business  trust  (NRS  92A.230);"    If  there  are  more  than  two  constituent  entities,  please  check  box  and  attach  an  8112"  x  11" ri blank  sheet  listing  the  entities  continued  from  article  six.   iNITIX,  Ltd. Name  of  acquired  entity   X chief  Executive  Officer Au g ust  ,   Signature Title Date     Avalanche  International Corpclatio,n Name  of  acquiring  entity   ;Chief  Executive  Officer  LAugust  22,  2017  :j Title Date    *  An  exchange  takes  effect  upon  filing  the  articles  of  exchange  or  upon  a  later  date  as  specified  in  the  articles, which  must  not  be  more  than  90  days  after  the  articles  are  filed  (NRS  92A240).    **Tice  articles  of  exchange  must  be  signed  by  each  foreign  constituent  entity  in  the  manner  provided  by  the  law governing  it  (NRS  92A.230).  Additional  signature  blocks  may  be  added  to  this  page  or  as  an  attachment,  as  needed.   IMPORTANT:  Failure  to  include  any  of  the  above  information  and  submit  with  the  proper  fees  may  cause  this  tiling  to  be  rejected.   This  form  must  be  accompanied  by  appropriate  fees. Nevada  Secretary  at  Stale  $2A  Exchange  Page  4   Revised',  I-5•15

BARBARA  K.  CEGAVSKE   Secretary  of  State    202  North  Carson  Street Carson  City,  Nevada  89701-4201  (775)  -5708   Website:  awar.nvace.gov   Articles  of  Exchange   (PURSUANT  TO  NRS  92A.200)   Page  4   USE  BLACK  INK  ONLY  -  00  NOT  HIGHLIGHT ABOVE  SPACE  IS  FOR  OF'F'ICE  USE  ONLY   5)  Effective  date  and  time  of  filing:  (optiona)  (mud  not  be  later  than  90  days  after  liwo  certificate  is  flied)   Date:: August  22,  2017 Time: :30  EST   )  Signatures  -  Must  be  signed  by:  An  officer  of  each  Nevada  corporation;  All  general  partners  of  each   Nevada  limited  partnership;  All  general  partners  of  each  Nevada  limited-liability  limited  partnership;  A manager  of  each  Nevada  limited-liability  company  with  managers  or  a  member  if  there  are  no Managers;  A  trustee  of  each  Nevada  business  trust  (NRS  92A.230);"    If  there  are  more  than  two  constituent  entities,  please  check  box  and  attach  an  8112"  x  11" ri blank  sheet  listing  the  entities  continued  from  article  six.   iNITIX,  Ltd. Name  of  acquired  entity   X chief  Executive  Officer Au g ust  ,   Signature Title Date     Avalanche  International Corpclatio,n Name  of  acquiring  entity   ;Chief  Executive  Officer  LAugust  22,  2017  :j Title Date    *  An  exchange  takes  effect  upon  filing  the  articles  of  exchange  or  upon  a  later  date  as  specified  in  the  articles, which  must  not  be  more  than  90  days  after  the  articles  are  filed  (NRS  92A240).    **Tice  articles  of  exchange  must  be  signed  by  each  foreign  constituent  entity  in  the  manner  provided  by  the  law governing  it  (NRS  92A.230).  Additional  signature  blocks  may  be  added  to  this  page  or  as  an  attachment,  as  needed.   IMPORTANT:  Failure  to  include  any  of  the  above  information  and  submit  with  the  proper  fees  may  cause  this  tiling  to  be  rejected.   This  form  must  be  accompanied  by  appropriate  fees. Nevada  Secretary  at  Stale  $2A  Exchange  Page  4   Revised',  I-5•15